UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. __)

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☐	Definitive proxy statement

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THE HARTFORD MUTUAL FUNDS II, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Hartford Growth Opportunities Fund will hold a Special Meeting of Shareholders on January 23, 2024. LEARN MORE

Individual Investor? LEARN MORE > ACCOUNT ACCESS CONTACT US WELCOME, HARTFORDFUNDS Our benchmark is the investor.* PRODUCTS INSIGHTS PRACTICE MANAGEMENT RESOURCES ABOUT US Special Meeting of Shareholders of The Hartford Growth Opportunities Fund The Special Meeting of Shareholders of The Hartford Growth Opportunities Fund, scheduled to be held on December 13, 2023 at 10:00 a.m. Eastern Time at the offices of Hartford Funds Management Company, LLC, 690 Lee Road, Wayne, Pennsylvania 19087, has been adjourned until January 23, 2024 at 10:00 a.m., to be held at the same location. PROXY STATEMENT WEBSITE FOR VOTING PROXY Q&A BULLETIN 3306897 HARTFORDFUNDS CONTACT US CAREERS PRESS CENTER TAX CENTER LEGAL NOTICE PRIVACY POLICY PROXY INFORMATION INDEX PROVIDER NOTICES ACCESSIBILITY STATEMENT BUSINESS CONTINUITY THE HARTFORD The material on this site is for informational and educational purposes only. The material should not be considered tax or legal advice and is not to relied on as a forecast. The material is also not a recommendation or advice regarding any particular security, strategy or product. Hartford Funds does not represent that any products or strategies discussed are appropriate for any particular investor so Investors should seek their own professional advice before investing. Hartford Funds does not serve as a fiduciary. Content is current as of the publication date or date indicated, and may be superseded by subsequent market and economic conditions. Investing involves risk, including the possible loss of principal. Investors should carefully consider a fund’s investment objectives, risks, charges and expenses. This and other important information is contained in the mutual fund, or ETF summary prospectus and/or prospectus, which can be obtained from a financial professional and should be read carefully before investing. Mutual funds are distributed by Hartford Funds Distributors, LLC (HFD), Member FINRA SIPC. ETFs are distributed by ALPS Distributors, Inc. (ALPS). Advisory services may be provided by Hartford Funds Management Company, LLC (HFMC) or its wholly owned subsidiary, Lattice Strategies LLC (Lattice). Certain funds are sub-advised by Wellington Management Company LLP and/or Schroder Investment Management North America Inc (SIMNA). Schroder Investment Management North America Ltd. (SIMNA Ltd) serves as a secondary sub-adviser to certain funds. HFMC, Lattice, Wellington Management, SIMNA, and SIMNA Ltd. Are all SEC registered investment advisers. Hartford Funds refers to HFD, Lattice, and HFMC, which are not affiliated with any sub-adviser or ALPS. The funds and other products referred to on this Site may be offered and sold only to persons in the United States and its territories. © Copyright 2024 Hartford Funds Management Group, Inc. All Rights Reserved. Not FDIC Insured No Bank Guarantee May Lose Value

NOTICE OF MEETING ADJOURNMENT

THE HARTFORD GROWTH OPPORTUNITIES FUND

Dear Shareholder,

The Special Meeting of Shareholders for The Hartford Growth Opportunities Fund has been adjourned until January 23, 2024 at 10:00 a.m. Eastern time at the offices of Hartford Funds Management Company, LLC, 690 Lee Road, Wayne, Pennsylvania 19087. The meeting has been adjourned to provide shareholders additional time to vote. Our records indicate that we have not received your vote.

Please take a moment to cast your vote today so that your vote is recorded before January 23, 2024. It is important that you vote your shares no matter the size of your investment. The Board of Directors of the Fund recommends that you vote “FOR” the proposal. Please see the enclosed ballot, which provides voting instructions.

If you have any proxy related questions, please call (877) 896-3199 Monday through Friday 9 a.m. to 10 p.m. Eastern time to speak with a live operator who will be happy to answer any questions that you may have. Please help us by casting your vote today!

The proxy statement is available on the internet at

https://vote.proxyonline.com/Hartford/docs/GrowthOppsMeeting2023.pdf.

Sincerely,

James E. Davey

President

Hartford Funds

NOTICE OF MEETING ADJOURNMENT

THE HARTFORD GROWTH OPPORTUNITIES FUND

Dear Shareholder,

The Special Meeting of Shareholders for The Hartford Growth Opportunities Fund has been adjourned until January 23, 2024 at 10:00 a.m. Eastern time at the offices of Hartford Funds Management Company, LLC, 690 Lee Road, Wayne, Pennsylvania 19087. The meeting has been adjourned to provide shareholders additional time to vote. Our records indicate that we have not received your vote.

Please take a moment to cast your vote today so that your vote is recorded before January 23, 2024. It is important that you vote your shares no matter the size of your investment. The Board of Directors of the Fund recommends that you vote “FOR” the proposal. Please see the enclosed ballot, which provides voting instructions.

If you have any proxy related questions, please call (877) 732-3618 Monday through Friday 9 a.m. to 10 p.m. Eastern time to speak with a live operator who will be happy to answer any questions that you may have. Please help us by casting your vote today!

The proxy statement is available on the internet at

https://vote.proxyonline.com/Hartford/docs/GrowthOppsMeeting2023.pdf.

Sincerely,

James E. Davey

President

Hartford Funds